Exhibit 7.1

October 7, 2011

Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Dear Madam or Sir:

We have read Sooner Holdings Inc.’s Item 4.02 of Form 8-K filed on October 7, 2011 and agree with the statements contained therein that the previously issued financial statements contained in the company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 and 2010 filed with the SEC on May 16, 2011 should not be relied upon.

Burr Pilger Mayer, Inc.
Palo Alto, CA